Exhibit 99.6

iMedia Brands Announces Proposed $75.0 Million Public Offering of Senior Notes

MINNEAPOLIS, September 22, 2021 -- iMedia Brands, Inc. (NASDAQ: IMBI) (“iMedia Brands” or the “Company”) today announced that it intends to offer and sell $75.0 million aggregate principal amount of senior notes due 2026 in an underwritten public offering. The interest rate of the senior notes is expected to be 8.50%. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. iMedia Brands also expects to grant the underwriters a 30-day option to purchase additional $5.0 million aggregate principal amount of senior notes in connection with the public offering.

iMedia Brands intends to use the net proceeds from the offering to fund the closing cash purchase price and transaction costs related to its pending acquisition of 1-2-3.tv Group, and any remaining proceeds for working capital and general corporate purposes, which may include certain post-closing payments related to the 1-2-3.tv Group acquisition.

In connection with the Offering, the Company has applied to list the notes on the Nasdaq Global Market (the “Nasdaq”) under the symbol “IMBIL.” If approved for listing, trading on the Nasdaq is expected to commence within 30 days after the notes are first issued. iMedia Brands and this issuance of notes received a rating of BB from Egan-Jones Ratings Company, an independent, unaffiliated rating agency.

B. Riley Securities, Inc., D.A. Davidson & Co., Ladenburg Thalmann & Co. Inc. and InspereX LLC will act as joint book-running managers for the offering. Aegis Capital Corp., Alexander Capital L.P., Newbridge Securities Corporation, Revere Securities LLC and Zeigler will act as co-managers for the offering.

A shelf registration statement on Form S-3 (File No. 333-258519) relating to the offering of the notes described above was filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2021 and declared effective by the SEC on August 12, 2021. The notes may be offered only by means of a prospectus. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting B. Riley Securities, Inc., 1300 North 17th Street, Suite 1300, Arlington, Virginia 22209, email: prospectuses@brileyfin.com, telephone: (703) 312-9580 or on the SEC’s website at www.sec.gov. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About iMedia Brands, Inc.

iMedia Brands, Inc. and its subsidiaries is a leading interactive media company that owns a growing portfolio of lifestyle television networks, consumer brands, online marketplaces and media commerce services that together position the Company as a leading single-source partner to television advertisers and consumer brands seeking to entertain and transact with customers using interactive video.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain “forward-looking statements.” Any statements contained herein that are not statements of historical fact, including statements regarding the proposed offering, are forward-looking. The Company often uses words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to), risks and uncertainties associated with market conditions and the timing, size and completion of this offering, the consummation and success of the proposed acquisition of 1-2-3.tv Group and the ability to achieve the expected benefits thereof, and the risks identified under Item 1A (Risk Factors) in the Company’s most recently filed Form 10-K and any additional risk factors identified in its periodic reports since the date of such Form 10-K, including risk factors set forth in Exhibit 99.5 of the Form 8-K filed by the Company on September 22, 2021. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Investors:
Gateway Investor Relations
Cody Slach
IMBI@gatewayir.com
(949) 574-3860

Media:
press@iMediabrands.com
(800) 938-9707